                                                                      EXHIBIT 11

                             NABISCO HOLDINGS CORP.

                       COMPUTATION OF EARNINGS PER SHARE

                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                                      THREE MONTHS             THREE MONTHS
                                                                          ENDED                    ENDED
                                                                      JUNE 30, 1997          JUNE 30, 1996(A)
                                                                 -----------------------  -----------------------
                                                                               FULLY                    FULLY
                                                                  PRIMARY     DILUTED      PRIMARY     DILUTED
                                                                 ---------  ------------  ---------  ------------
Average number of common and common equivalent shares
  outstanding during the period (in thousands):
  Common Stock issued and outstanding at beginning of period...    265,070      265,070     265,040      265,040
  Average number of shares of common stock issued during the
    period.....................................................         --           --           8            8
  Average number of stock options outstanding during the
    period.....................................................      3,451        3,474          --        2,174
                                                                 ---------  ------------  ---------  ------------
  Average number of common and common equivalent shares
    outstanding during the period..............................    268,521      268,544     265,048      267,222
                                                                 ---------  ------------  ---------  ------------
                                                                 ---------  ------------  ---------  ------------
Net income (loss) applicable to common stock...................       $103         $103       $(216)       $(216 )
                                                                 ---------  ------------  ---------  ------------
                                                                 ---------  ------------  ---------  ------------
Net income (loss) per common and common equivalent share.......       $.38         $.38       $(.81)       $(.81 )
                                                                 ---------  ------------  ---------  ------------
                                                                 ---------  ------------  ---------  ------------

                                                                       SIX MONTHS               SIX MONTHS
                                                                          ENDED                    ENDED
                                                                      JUNE 30, 1997          JUNE 30, 1996(A)
                                                                 -----------------------  -----------------------
                                                                               FULLY                    FULLY
                                                                  PRIMARY     DILUTED      PRIMARY     DILUTED
                                                                 ---------  ------------  ---------  ------------
Average number of common and common equivalent shares
  outstanding during the period (in thousands):
  Common Stock issued and outstanding at beginning of period...    265,070      265,070     265,000      265,000
  Average number of shares of common stock issued during the
    period.....................................................         --           --          30           30
  Average number of stock options outstanding during the
    period.....................................................      3,493        3,586          --        1,990
                                                                 ---------  ------------  ---------  ------------
  Average number of common and common equivalent shares
    outstanding during the period..............................    268,563      268,656     265,030      267,020
                                                                 ---------  ------------  ---------  ------------
                                                                 ---------  ------------  ---------  ------------
Net income (loss) applicable to common stock...................       $167         $167       $(163)       $(163 )
                                                                 ---------  ------------  ---------  ------------
                                                                 ---------  ------------  ---------  ------------
Net income (loss) per common and common equivalent share.......       $.62         $.62       $(.62)       $(.61 )
                                                                 ---------  ------------  ---------  ------------
                                                                 ---------  ------------  ---------  ------------

------------------------

(A) The calculations of fully diluted earnings per share for the three and six months ended June 30, 1996 are presented in accordance with Regulation S-K item 601(b)(11) and include the average number of common equivalent shares although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an antidilutive result for these net loss periods.